SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2023 (April 19, 2023)

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 S. Belt Line Rd., Suite 500 Coppell, TX 75019
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 19, 2023, the Board of Directors authorized an additional $200 million share repurchase program. The Company may repurchase shares from time to time in open market transactions and may also repurchase shares in accelerated share repurchases, tender offers, privately negotiated transactions or by other means, and by plans pursuant to Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended. The share repurchase program is authorized through the end of fiscal 2023. The timing and amount of transactions will be determined by the Company’s management in consultation with the Finance Committee of the Board of Directors based on an evaluation of market conditions, the Company’s share price, legal requirements, restricted payment capacity under its debt instruments and other factors.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: April 24, 2023	By:	/s/ Michael Quartieri
Michael Quartieri
Senior Vice President and Chief Financial Officer